UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 9, 2007

______________________________

ALDABRA 2 ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

                                    Delaware                001-33541                20-8356960
                                (State or other jurisdiction          (Commission                 Employer
                                   of incorporation)                File Number)              Identification No.)

c/o Terrapin Partners LLC
540 Madison Avenue, 17th Floor
New York, New York  10022
(Address of principal executive offices)

212-710-4100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On November 9, 2007, Aldabra 2 Acquisition Corp. (the “Company”) distributed the attached e-mail communication to certain shareholders forwarding the recent earnings results of Boise Cascade Holdings, L.L.C.  A copy of this communication is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Where to Find Additional Information

The Company has filed with the SEC a preliminary proxy statement and plans to file with the SEC a definitive proxy statement in connection with the proposed transaction. Investors are urged to carefully read the proxy statements and any other relevant documents filed with the SEC when they become available, because they will contain important information about the Company and the transaction. Copies of the proxy statements and other documents filed by the Company will be available at the Web site maintained by the SEC at www.sec.gov.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is available in the Company’s Registration Statement on Form S-1 (Registration Nos. 333-141398 and 333-143890), which was filed with the SEC on March 19, 2007, and subsequent amendments thereto, which were filed with the SEC on May 21, 2007 and June 13, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is set forth in the proxy statement filed with the SEC in connection with the proposed transaction.

Item 9.01   Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
99.1	Communication to Shareholders of Aldabra 2 Acquisition Corp., dated November 9, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        ALDABRA 2 ACQUISITION CORP.

                        By:  /s/ Jason Weiss
                            Name: Jason Weiss
                Title:   Chief Executive Officer

Date:  November 9, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Communication to Shareholders of Aldabra 2 Acquisition Corp., dated November 9, 2007